SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

GUITRON INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

  Title of each class of securities to which transaction applies:
  Aggregate number of securities to which transaction applies:
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  Proposed maximum aggregate value of transaction:
  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: Not Applicable

  Form, Schedule or Registration Statement No.: Not Applicable

  Filing Party: Not Applicable

  Date Filed: Not Applicable

DEFINITIVE INFORMATION STATEMENT
GUITRON INTERNATIONAL, INC.
1530-9th Ave S.E.,
Calgary, Alberta T2G 0T7

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GUITRON INTERNATIONAL, INC.
a Delaware corporation

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of a Special Meeting of the Shareholders of Guitron International, Inc. (the "Corporation"). Such meeting to be held at Four Points Sheraton Dorval, 6600, cote de liesse, in the City of Montreal, in the Province of Quebec, on Saturday September 21, 2002 at the hour of 10:00 o'clock in the afternoon, Eastern Standard Time, for the following purposes:

  to determine the number of Members of the Board and to elect the Members of the Board for the ensuing year;

  to appoint Miller & McCollom, CPAs, as the Corporation's auditors for the current fiscal year and authorize the Board to set the auditors' compensation;

  to review the financial statements for the Corporation for the fiscal year ended December 31, 2001;

  to review and approve the proposed acquisition of all of the outstanding shares of The Guitron Corporation; and

  to transact such other business as may properly come before the Meeting or adjournments thereof.

Only shareholders of Record as of the close of business on the 5th day of September, 2002 will be entitled to vote at this Meeting.

The Corporation is not soliciting Proxies in connection with this Meeting. However, you have the option of submitting a Proxy instead of attending the Meeting. If you elect to use a proxy and require a sample form of Proxy, please contact the Corporation by telephone or e-mail and a sample with be provided to you for your convenience. You may use the designated proxy holder on the Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Calgary, Alberta this 11th day of September, 2002.

BY ORDER OF THE BOARD OF DIRECTORS OF
GUITRON INTERNATIONAL INC.

/s/ Paul Okolov
Paul Ukolov
President

INFORMATION STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 21, 2002

This Information Statement is being provided to the shareholders of Guitron International, a Delaware corporation (the "Corporation"), by the Board of Directors (the "Board") for use at the Special Meeting of Shareholders (the "Meeting") to be held at 10:00p.m., Eastern Standard Time on September 21, 2002, at Four Points Sheraton Dorval, 6600, cote de liesse, in the City of Montreal, in the Province of Quebec, or at such other times and places to which the Meeting may be adjourned (the "Meeting Date").

The purpose of the Meeting is to consider and/or act upon (i) the number of Members of the Board and to elect the Members of the Board for the ensuing year; (2) the appointment of Miller & McCollom, CPAs, as the Corporation's auditors for the current fiscal year and authorize the Board to set the auditors' compensation; (3) the financial statements for the Corporation for the fiscal year ended December 31, 2001; (4) the proposed acquisition of all of the outstanding shares of The Guitron Corporation; and (5) such other business as may properly come before the Meeting or adjournments thereof.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on September 5th, 2002 (the "Record Date"), at which time the Corporation had issued and outstanding 3,302,473 shares of Common stock, par value of $0.001 ("Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 31, 2002, with respect to the beneficial ownership of the Corporation's Common Stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Corporation's officers and directors, and by the officers and directors of the Corporation as a group.

BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Paul Ukolov, President and Member of the Board of Directors	Nil	--
Jacqueline Danforth, Secretary/Treasurer and Member of the Board of Directors	Nil	--
W. Scott Lawler, Esq., Member of the Board of Directors	Nil	--
Michael Ash	2,187,500(2)	66.24%
Frances Katz Levine	299,650	9.07%
Scot Rapfogel	299,650	9.07%
Remi Chehata	190,000	5.75%

All Officers and Directors as a group	Nil	--

(1) These percentages are based on 3,302,473 shares of Common Stock outstanding as of August 31, 2002.
(2) 687,500 of these shares are held in the name of Michael Ash and 1,500,000 of these shares are held in the name of Ashbyrne 2000 Ltd., which is a corporation owned by Mr. Ash.

CHANGES IN CONTROL

On September 2, 2002, the Corporation received letters of resignation from Edward Santelli and Michael D. Ash as members of the Corporation's Board of Directors. On May 24, 2002, France B. Fasano and on August 21, 2001, David L. Rosentzvig had respectively resigned from the Board of the Directors.

On September 3, 2002, the Board of Directors added Ms. Jacqueline Danforth and Mr. W. Scott Lawler as members to the Board of Directors. Ms. Danforth was also appointed as the Corporation's Secretary and Treasurer. On that date, Mr. Richard Duffy resigned as both a member of the Board of Directors and as President of the Corporation. On September 4, 2002, Mr. Paul D. Okulov, the Corporation's Director of Research, Engineering and Manufacturing, was named to the Board of Directors and appointed as the Corporation's President.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES:

PAUL OKULOV. Mr. Okulov was appointed President of the Corporation and named to the Board of Directors on September 4, 2002. Mr. Okulov has been the Corporation's director of research, engineering and manufacturing since December 1998. Mr. Okulov is primarily responsible for the supervision of the Corporation's research and development and manufacturing operations as well as its engineering requirements. Mr. Okulov has extensive experience in the areas of engineering consulting with an emphasis on problem solving, cost reduction and innovations in the mechanical, electro-mechanical and civil engineering fields. He is a member of the American Society of Mechanical Engineers. Mr. Okulov's work has resulted in numerous inventions, 13 of which have been patented and even more of which are expected to be patented in the future. Mr. Okulov's professional experience has included idea conception, design development, and prototype building and testing. He has also assumed responsibility for related research, patenting, manufacturing set-ups and management. From 1977 until 1992 he worked in various capacities at the Moscow Institute of Civil Engineering, Department of Design of Metal Structures including several teaching and consulting positions. From 1992 until 1993 he was employed as a scientific consultant at Browning Thermal Systems, Inc. in Enfield, New Hampshire. From 1993 until 1997 he was employed as a Research and Development Product Manager and thereafter as a Director of Engineering at Biosig Instruments Inc. in Quebec, Canada. From 1992 until 1998 he also worked as a consultant to the automotive and metal works, thermal spray and aircraft industries in the areas of product design and patenting. From July 15, 1997 to the present Mr. Okulov has worked for Innovative Products Resources Ltd., engineering, consulting, and research and development company which he owns and controls. In 1980, Mr. Okulov received B.S.C. and M.S. degrees in Civil Engineering from the Moscow Institute of Civil Engineering. In 1982 he received a Master's degree in Patent Procedures and Patent Law from the High State Patent Courses in Moscow. In 1985 he received a Ph.D in Mechanical Engineering from the Moscow Institute of Civil Engineering.

JACQUELINE R. DANFORTH. Ms. Danforth has been the Secretary/Treasurer and a member of the Board of Directors of the Corporation since September 3, 2002. Ms. Danforth has spent the past several years in the employ of publicly traded companies providing management, administrative and accounting services. She has been a member of the Board of Directors and the President of Fact Corporation, a public corporation engaged in the business of function foods, since August 7, 2001. Ms. Danforth has been a director and Secretary-Treasurer of Food and Culinary Technology Group Inc. since its acquisition by FACT Corporation on November 7, 2001. Ms. Danforth was the Secretary, Treasurer and a member of the Board of Directors of Synergy Technologies Corporation from December 1997 to June 2001. During her tenure at Synergy Technologies, Ms. Danforth was a member of Synergy's Audit Committee; a director of Carbon Resources Ltd., a director of SynGen Technologies Limited, and a director of Lanisco Holdings Limited. Ms. Danforth also currently serves on the Board of Directors of Texas T Resources Inc., a publicly traded Alberta corporation and on the Board of Directors of its subsidiary, Texas T Petroleum Ltd. She is the President and sole director of Argonaut Management Group, Inc., a private consulting company.

W. SCOTT LAWLER, Mr. Lawler became a member of the Board of Directors of the Corporation since September 3, 2002. Mr. Lawler is an attorney and is admitted in the State Bar of California. Currently, Mr. Lawler is the President of International Securities Group, a private venture capital company. Mr. Lawler has been a member of the Board of Directors of FACT Corporation since November 1, 1999 and served as President of FACT from November 1, 1999 to August 7, 2001, and also served as a director of various subsidiaries of FACT at numerous times, including Food and Culinary Technology Group, Inc. since August 15, 2001. Mr. Lawler received a Bachelor's Degree in Business Management in 1984 from Brigham Young University and his Juris Doctorate degree from U.S.C. Law Center in 1988. Mr. Lawler was admitted to the California State Bar in 1988. Mr. Lawler has been the principal of Lawler & Associates, specializing in corporate and securities matters, since 1995.

LEGAL ACTIONS

There are no legal actions pending or outstanding with respect to any of the directors and/or officers of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:
Name	Title(s)	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Richard Duffy	President and Member of the Board of Directors	Not filed	--	Not filed
Edward Santelli	Member of the Board of Directors	Not filed	--	Not filed
David Rosentzvig	Member of the Board of Directors	Not filed	--	Not filed
Michael D. Ash	Secretary, Treasurer and Member of the Board of Directors	Not filed	--	Not filed
France B. Fasano	Member of the Board of Directors	Not filed	--	Not filed

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors. However, since the Corporation has effectively not been engaging in any business during the last fiscal year, the Board of Directors has not meet on a regular basis since the fiscal year that ended July 31, 2001.

The Corporation does not have any written employment agreements or standard compensation arrangements for its directors. The Board of Directors does not have an audit, compensation or nominating committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation's last three fiscal years to the Corporation's President. No other executive officer's total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers' compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION					LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compen-sation
Richard Duffy	2002	75,000(1)
Richard Duffy	2001	100,000(2)
Richard Duffy	2000	46,324(3)

(1) This amount accrued pursuant to Mr. Duffy's Executive Agreement with the Corporation during the period indicated but has not been paid. See "CERTAIN TRANSACTIONS".
(2) This amount accrued pursuant to Mr. Duffy's Executive Agreement with the Corporation during the period indicated but has not been paid. See "CERTAIN TRANSACTIONS".
(3) This amount was paid in cash pursuant to Mr. Duffy's Executive Agreement with the Corporation during the period indicated. An additional $20,342.14 accrued during that period but has not been paid.

COMPENSATION OF DIRECTORS

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 6, 1999 we entered into a three year employment agreement with Richard F. Duffy, our previous president and chief executive officer. The agreement provides for an initial annual base salary of US$100,000.

On December 6, 1999, the Corporation entered into a two-year Consulting Agreement with Ashbyrne Consultants Inc., a Canadian corporation owned by Michael D.A. Ash, an officer and a director of the Corporation. The agreement provides for Ashbyrne Consultants Inc. to provide us with various services, including but not limited to, corporate planning; evaluation of business strategies; financial advice and planning; and corporate management assistance. Pursuant to such agreement, Mr. Ash was employed as our secretary, treasurer and chief financial officer on a non-salaried basis through December 6, 2001. In consideration of the Consulting Agreement, on December 7, 1999 we issued 500,000 shares of our common stock to Michael D.A. Ash and 1,500,000 shares of our common stock to Ashbyrne 2000 Limited, a corporation controlled by Mr. Ash. On July 30, 2002, this agreement was extended by the Corporation and Mr. Ash for one year, with each party having the right to suspend the agreement upon thirty (30) days prior notice. The extension calls for 62,500 shares of common stock of the Corporation to be issued to Mr. Ash on a quarterly basis starting on December 6, 2001, through September 6, 2002.

On November 1, 2001, the Corporation entered into an Employment Agreement with Rami Chehata, the Corporation's Vice President of Corporate Affairs. This agreement is for a term of three (3) years. Under the agreement, Mr. Chehata is to be paid an annual base salary of CDN $96,000 (approximately US$64,000), subject to annual review and increase by the President of the Corporation. Mr. Chehata is also eligible under this agreement to receive discretionary bonuses determined by the President. The Corporation has the option under this agreement to satisfy its obligation of Mr. Chehata's monthly base salary in the form of 8,000 shares of common stock per month. Mr. Chehata also received a signing bonus of 150,000 shares of common stock.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

There were no options or stock appreciation rights granted by the Corporation during the fiscal year ended July 31, 2002.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

There were no options or stock appreciation rights exercised by the Corporation during the fiscal year ended July 31, 2002. At the end of the recent fiscal year, there were not options, stock appreciation rights or other convertible or derivative securities outstanding. No pension plan or retirement benefit plans have been put in place by the Corporation to date.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the "Board of Directors"), provided a quorum is present. Votes may be cast or withheld with respect to the Proposal to elect three members of the Board of Directors for terms expiring at the Corporation's Annual Meeting of Shareholders in 2003. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on September 5, 2002.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at three. Thus, there are three directors to be elected for terms expiring at the Corporation's Annual Meeting of Shareholders in 2003 or until their successors have been elected and qualified. However, the Board of the Directors has the ability at any time to increase the number of members of the Board by resolution and appoint new members fill vacancies created by such increase. It is intended that the names of the persons indicated in the following table will be placed in nomination. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected. The nominees are as follows:

Name	Age	Position
Paul Ukolov	44	President and Director
Jacqueline Danforth	30	Secretary/Treasurer and Director
W. Scott Lawler	41	Director

ACQUISITION OF OUTSTANDING SHARES OF THE GUITRON CORPORATION

The Board has proposed the acquisition of all of the outstanding shares of The Guitron Corporation, a Canadian corporation ("Guitron Canada"). The Corporation was organized in December 1999 for the purpose of acquiring Guitron Canada. Guitron Canada is in the business of the development, manufacturing and marketing of a unique musical instrument known as the "Guitron". The Guitron represents a new development respecting one of the world's oldest and most popular musical instruments, the guitar. Guitrons are easy play instruments which look and sound like traditional guitars but are different in that they rely on our patent pending technological features for their playing and their sound. This technology preserves the pleasurable function of strumming the instrument but removes many of the complexities of learning to play the guitar that are related to learning the complicated fingerboard positions necessary to produce a chord. Consequently, the instrument learning process is dramatically simplified when compared to the traditional guitar. Most of Guitron Canada's activities to date have been devoted to organizational activities, raising capital, conducting product research and development, filing patent and trademark applications respecting the Guitron, developing relationships with parts suppliers, developing a marketing plan, and entering into contractual relationships with sales and marketing organizations.

The Corporation filed a Form SB-2 Registration Statement (the "Registration Statement") with the SEC in May 2001 for the purpose of offering and registering shares to be issued in exchange for all of the issued and outstanding shares of Guitron Canada. The Registration Statement also would allow the Corporation to sell shares to the public to raise additional capital. At that time, the Corporation contemplated that the acquisition of Guitron Canada would be subject to selling a minimum number of shares under the Registration Statement. Subsequently, the acquisition was never approved by the Board of Directors of either the Corporation or Guitron Canada nor was an agreement entered into with the shareholders of Guitron Canada to exchange their shares for shares of the Corporation. In September 2002, there was a complete change in the membership of the Board of Directors of the Corporation and its management team. As a result, the Board has now determined that it is in the Corporation's best interests to proceed with the acquisition of Guitron Canada.

The acquisition shall be an exchange of shares; 3.25 shares of Guitron International Inc. shall be issued for every one (1) share of Guitron Canada delivered for exchange. The shares of Guitron International Inc. to be issued under the exchange shall be issued under the Registration Statement and thus shall be deemed to be free-trading shares.

The acquisition is subject to shareholders representing all of the issued and outstanding shares of Guitron Canada executing an Agreement and Plan of Reorganization and, pursuant to such agreement, delivering to Guitron International certificates representing all of the shares of Guitron Canada. Upon closing of the acquisition, Guitron Canada shall be operated as a subsidiary of Guitron International, Inc.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information

Statement for the 2003 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than May 20, 2003. Such proposals should be directed to Guitron International, Inc., 1530-9th Ave S.E., Calgary, Alberta T2G 0T7, to the Attention of: Ms. Jacqueline Danforth, Secretary.

By order of the Board of Directors

/s/ Jacqueline Danforth
 Jacqueline Danforth
 Secretary/Treasurer